NOTICE OF GUARANTEED DELIVERY
Goodrich Corporation
Offers to Exchange

All Outstanding 6.29% Notes Due 2016 (CUSIP No. 382388 AR 7) For 6.29% Notes Due 2016 (CUSIP No. 382388 AS 5) Registered Under the Securities Act of 1933	All Outstanding 6.80% Notes Due 2036 (CUSIP No. 382388 AT 3) For 6.80% Notes Due 2036 (CUSIP No. 382388 AU 0) Registered Under the Securities Act of 1933

Pursuant to the Prospectus dated	, 2006
     As set forth in the Prospectus described below, this Notice of Guaranteed Delivery, or one substantially equivalent hereto, must be used to tender for exchange any and all outstanding 6.29% Notes due 2016 and 6.80% Notes due 2036 (the “Outstanding Notes”) of Goodrich Corporation, a New York (the “Company”), pursuant to the offers by the Company to exchange the Outstanding Notes for a like principal amount of the same series of notes of the Company which have been registered under the Securities Act of 1933, as amended (the “Exchange Offers”), if certificates for Outstanding Notes are not immediately available or if such certificates for Outstanding Notes or any other required documents cannot be delivered to the Exchange Agent on or prior to the expiration date (as set forth in the Prospectus), or if the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This instrument may be delivered by hand or transmitted by facsimile transmission or mail to the Exchange Agent.
Delivery to:
Global Bondholder Services Corporation
As Exchange Agent

By Mail:	By Hand and Overnight Courier:
65 Broadway – Suite 723 New York, NY 10006 By Facsimile (for eligible institutions only):	65 Broadway – Suite 723 New York, NY 10006 Confirm by Telephone:
(212) 430-3775	(212) 430-3774
     Delivery of this instrument to an address other than as set forth above or transmissions of instructions via a facsimile number other than as set forth above will not constitute a valid delivery.
     This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal described below is required to be guaranteed by an Eligible Institution under the Instructions to the Letter of Transmittal, such signature guarantee must appear in the applicable space provided in the signature box in the Letter of Transmittal.
     UNLESS EXTENDED, THE EXCHANGE OFFERS, AND RELATED WITHDRAWAL RIGHTS, WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                     , 2006.

Ladies and Gentlemen:
     The undersigned hereby tenders to the Company, upon the terms and subject to the conditions set forth in the prospectus dated                      , 2006 (the “Prospectus”) and in the related Letter of Transmittal (the “Letter of Transmittal”), receipt of each of which is hereby acknowledged, the principal amount of Outstanding Notes indicated below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption “The Exchange Offers—Guaranteed Delivery Procedures.”

	Aggregate Principal Amount	Outstanding	(Check box and complete if Outstanding
Outstanding Notes	of Outstanding Notes	Certificate Number(s)	Notes will be tendered by book-entry
Being Tendered	Tendered for Exchange*	(if available)**	transfer)
6.29% Notes due 2016	$		☐ The Depository Trust Company
(CUSIP: 382388 AR 7)			Account Number:

6.80% Notes due 2036	$		☐ The Depository Trust Company
(CUSIP: 382388 AT 3)			Account Number:

*	Must be in denominations of principal amount of $1,000 or integral multiple thereof.

**	Need not be completed if outstanding notes are being tendered by book-entry transfer.
PLEASE SIGN HERE***

Signature of Holder(s) or Authorized Signatory	Date

Signature of Holder(s) or Authorized Signatory	Date
***      Must be signed by the holder(s) of Outstanding Notes as their names(s) appear(s) on certificates for Outstanding Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.
Please print name(s) and address(es)

Name(s):

Capacity:

Address(es):

(include Zip Code)

Area Code and Telephone Number:

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GUARANTEE
(Not to be used for signature guarantee)
     The undersigned, an Eligible Institution, having an office or correspondent in the United States, hereby (a) represents that the above named persons “own(s)” the Outstanding Notes tendered hereby within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended (“Rule 14e-4”), (b) represents that such tender of Outstanding Notes complies with Rule 14e-4 and (c) guarantees either to deliver to the Exchange Agent the certificates representing all the Outstanding Notes tendered hereby, in proper form for transfer and together with a properly completed and duly executed Letter of Transmittal, or a facsimile thereof or agent’s message in lieu thereof, or to deliver such Outstanding Notes pursuant to the procedure for book-entry transfer into the Exchange Agent’s account at The Depository Trust Company (“DTC”), together with a confirmation of a book-entry transfer of the tendered Outstanding Notes into the Exchange Agent’s account at DTC, and, in either case, to deliver any other required documents, all within one business day after the expiration date.

Name of Firm	Authorized Signature

Address	Name

Zip Code	Title

Area Code and Tel. No.:	Dated: , 2006
NOTE: DO NOT SEND CERTIFICATES FOR OUTSTANDING NOTES WITH
THIS NOTICE. OUTSTANDING NOTES SHOULD BE SENT
WITH YOUR LETTER OF TRANSMITTAL.

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